CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-276632 on Form N-2 of our report dated December 19, 2025 relating to the financial statements and financial highlights of KKR Income Opportunities Fund (the “Fund”), appearing in Form N-CSR for the year ended October 31, 2025.

/s/ DELOITTE & TOUCHE LLP

December 19, 2025